Exhibit 10.10
    REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of November 15, 2021, is made by and between ROCKLEY PHOTONICS HOLDINGS LIMITED, Cayman Islands exempted company (the “Company”), and LINCOLN PARK CAPITAL FUND, LLC, an Illinois limited liability company (together with its permitted assigns, the “Buyer”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement by and between the parties hereto, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”).

    WHEREAS:

The Company has agreed, upon the terms and subject to the conditions of the Purchase Agreement, to sell and issue to the Buyer up to Fifty Million Dollars ($50,000,000) of Purchase Shares and to induce the Buyer to enter into the Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), and applicable state securities laws.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Buyer hereby agree as follows:

1.    DEFINITIONS.

As used in this Agreement, the following terms shall have the following meanings:

a.    “Investor” means the Buyer, any transferee or assignee thereof to whom the Buyer assigns its rights under this Agreement in accordance with Section 9 and who agrees to become bound by the provisions of this Agreement, and any transferee or assignee thereof to whom a transferee or assignee assigns its rights under this Agreement in accordance with Section 9 and who agrees to become bound by the provisions of this Agreement.

b.    “Person” means any individual or entity including but not limited to any corporation, a limited liability company, an exempted company, an association, a partnership, an exempted limited partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

c.    “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more registration statements of the Company in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis (“Rule 415”), and the declaration or ordering of effectiveness of such registration statement(s) by the United States Securities and Exchange Commission (the “SEC”).

d.    “Registrable Securities” means all of the Commitment Shares and the Purchase Shares that may, from time to time, be issued or become issuable to the Investor under the Purchase Agreement (without regard to any limitation or restriction on purchases), and any and all Ordinary Shares issued or issuable with respect to the Purchase Shares or the Commitment Shares or the Purchase Agreement as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitation on purchases under the Purchase Agreement.

e.    “Registration Statement” means one or more registration statements of the Company covering only the resale of the Registrable Securities.

2.    REGISTRATION.

a.    Mandatory Registration. The Company shall use reasonable best efforts to file with the SEC, by January 31, 2022, an initial Registration Statement covering 7,785,560 of Registrable Securities, consisting of 7,716,048 Purchase Shares and 69,512 Commitment Shares, or such amount as otherwise shall be permitted to be included thereon in accordance with applicable SEC rules, regulations and interpretations so as to permit the resale of such Registrable Securities by the Investor under Rule 415 under the Securities Act at then prevailing market prices (and not fixed prices), as mutually determined by both the Company and the Investor in consultation with their respective legal counsel, subject to the aggregate number of authorized Ordinary Shares of the Company then available for issuance in its accordance with its Memorandum and Articles of Association. The initial Registration Statement shall register only the Registrable Securities. The Investor and its counsel shall have a reasonable opportunity to review and comment upon such Registration Statement and any amendment or supplement to such Registration Statement and any related prospectus prior to its filing with the SEC, and the Company shall give due consideration to all comments. The Investor acknowledges that it will be identified in the initial Registration Statement as an underwriter within the meaning of Section 2(a)(11) of the Securities Act and shall furnish all information reasonably requested by the Company for inclusion therein. The Company shall use its reasonable best efforts to have the Registration Statement and any amendment declared effective by the SEC at the earliest practicable date. The Company shall use reasonable best efforts to keep the Registration Statement effective pursuant to Rule 415 promulgated under the Securities Act and available for the resale by the Investor of all of the Registrable Securities covered thereby at all times until the earlier of (i) the date on which the Investor shall have resold all the Registrable Securities covered thereby and no Available Amount remains under the Purchase Agreement, (ii) the date such Registrable Securities may be sold without registration pursuant to Rule 144 without limitation as to volume and manner of sale restrictions and no Available Amount remains under the Purchase Agreement, (iii) six months after the termination of the Purchase Agreement, and (iv) one year after the date on which no Available Amount remains under the Purchase Agreement (the “Registration Period”). The Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

b.    Rule 424 Prospectus. The Company shall, as required by applicable securities regulations, from time to time file with the SEC, pursuant to Rule 424 promulgated under the Securities Act, the prospectus and prospectus supplements, if any, to be used in connection with resales of the Registrable Securities by the Buyer under the Registration Statement. The Investor and its counsel shall have a reasonable opportunity to review and comment upon such prospectus prior to its filing with the SEC, and the Company shall give due consideration to all comments. The Investor shall use its reasonable best efforts to provide any such comments within one (1) Business Day from the date the Investor receives the final pre-filing version of such prospectus.

c.    Sufficient Number of Shares Registered. In the event the number of shares available under the Registration Statement is insufficient to cover all of the Registrable Securities, the Company shall amend the Registration Statement or file a new registration statement (a “New Registration Statement”), so as to cover all of such Registrable Securities (subject to the limitations set forth in Section 2(a)) as soon as reasonably practicable, but in any event not later than ten (10) Business Days after the necessity arises, subject to any limits that may be imposed by the SEC pursuant to Rule 415 under the Securities Act. The Company shall use its reasonable best efforts to cause such amendment and/or New Registration Statement to become effective as soon as reasonably practicable following the filing thereof.

d. Offering. If the staff of the SEC (the “Staff”) or the SEC seeks to characterize any offering pursuant to a Registration Statement filed pursuant to this Agreement as constituting an offering of securities that does not permit such Registration Statement to become effective and be used for resales by the Investor under Rule 415 at then-prevailing market prices (and not fixed prices), or if after the filing of the initial Registration Statement with the SEC pursuant to Section 2(a), the Company is otherwise required by the Staff or the SEC to reduce the number of Registrable Securities included in such initial Registration Statement, then the Company shall reduce the number of Registrable Securities to be included in such initial Registration Statement (with the prior consent, which shall not be unreasonably withheld, delayed or conditioned, of the Investor and its legal counsel as to the specific Registrable Securities to be removed therefrom) until such time as the Staff and the SEC shall so permit such Registration Statement to become effective and be used as aforesaid. In the event of any reduction in Registrable Securities pursuant to this paragraph, the Company shall file one or more New Registration Statements in accordance with Section 2(c) until such time as all Registrable Securities have been included in Registration Statements that have been declared effective and the prospectus contained therein is available for use by the Investor. Notwithstanding any provision herein or in the Purchase Agreement to the contrary, the Company’s obligations to register Registrable Securities (and any related conditions to the Investor’s obligations) shall be qualified as necessary to comport with any requirement of the SEC or the Staff as addressed in this Section 2(d).

3.    RELATED OBLIGATIONS.

With respect to the Registration Statement and whenever any Registrable Securities are to be registered pursuant to Section 2, including on any New Registration Statement, the Company shall use its reasonable best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

a.    The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to any Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep the Registration Statement or any New Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement or any New Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the Investor as set forth in such Registration Statement.

b.    The Company shall permit the Investor to review and comment upon the Registration Statement or any New Registration Statement and all amendments and supplements thereto at least two (2) Business Days prior to their filing with the SEC, and not file any such document in a form to which Investor reasonably objects. The Investor shall use its reasonable best efforts to comment upon the Registration Statement or any New Registration Statement and any amendments or supplements thereto within two (2) Business Days from the date the Investor receives the final version thereof. The Company shall furnish to the Investor, without charge any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to the Registration Statement or any New Registration Statement.

c.    Upon request of the Investor, the Company shall furnish to the Investor, (i) promptly after the same is prepared and filed with the SEC, at least one copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits, (ii) upon the effectiveness of any Registration Statement, a copy of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as the Investor may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as the Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by the Investor. For the avoidance of doubt, any filing available to the Investor via the SEC’s live EDGAR system shall be deemed “furnished to the Investor” hereunder.

d.    The Company shall use reasonable best efforts to (i) register and qualify the Registrable Securities covered by a Registration Statement under such other securities or “blue sky” laws of such jurisdictions in the United States as the Investor reasonably requests, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be reasonably necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify the Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

e.    As promptly as practicable after becoming aware of such event or facts, the Company shall notify the Investor of the happening of any event or existence of such facts as a result of which the prospectus included in any Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, non-public information regarding the Company), and promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver a copy of such supplement or amendment to the Investor (or such other number of copies as the Investor may reasonably request). The Company shall also promptly notify the Investor in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to the Investor by email or facsimile on the same day of such effectiveness or by overnight mail), (ii) of any request by the SEC for amendments or supplements to any Registration Statement or related prospectus or related information, and (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

f.    The Company shall use its reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of any Registration Statement, or the suspension of the qualification of any Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify the Investor of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

g.    The Company shall (i) cause all the Registrable Securities to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) secure designation and quotation of all the Registrable Securities on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(g).

        h.    The Company shall comply with Section 6(b) of the Purchase Agreement with respect to the issuance of Registrable Securities.

i.    The Company shall at all times provide a transfer agent and registrar with respect to its Ordinary Shares.

j.    If reasonably requested by the Investor, the Company shall (i) as soon as practicable after receipt of written notice from the Investor, incorporate in a prospectus supplement or post-effective amendment such information as the Investor requests should be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities; (ii) make all required filings of such prospectus supplement or post-effective amendment as soon as practicable upon notification of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement.

k.    The Company shall use its commercially reasonable efforts to cause the Registrable Securities covered by any Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

l.    On or before the date the Registration Statement is declared effective by the SEC, the Company shall issue to the Transfer Agent the Commencement Irrevocable Transfer Agent Instructions in the form attached hereto as Exhibit A, and on the date any Registration Statement which includes the Registrable Securities is declared effective by the SEC, the Company shall deliver, and shall cause its legal counsel for the Company to deliver, to the Transfer Agent for such Registrable Securities (with copies to the Investor) confirmation that such Registration Statement has been declared effective by the SEC substantially in the form attached as an exhibit to the Commencement Irrevocable Transfer Agent Instructions. Thereafter, if reasonably requested by the Buyer at any time, the Company (acting directly or through its counsel) shall deliver to the Buyer, which may be via e-mail, a written confirmation whether or not the effectiveness of such Registration Statement has lapsed at any time for any reason (including, without limitation, the issuance of a stop order by the SEC) and whether or not the Registration Statement is current and available to the Buyer for sale of all of the Registrable Securities.

m.    Company agrees to take all other reasonable actions as necessary and reasonably requested in writing by the Investor to expedite and facilitate disposition by the Investor of the Registrable Securities pursuant to any Registration Statement.

4.    OBLIGATIONS OF THE INVESTOR.

a.    The Company shall notify the Investor in writing of the information the Company reasonably requires from the Investor in connection with any Registration Statement hereunder. The Investor shall as soon as practicable furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

b.    The Investor agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder and any amendments and supplements thereto.

c.    The Investor agrees that, upon receipt of any notice from the Company of the happening of any event or existence of facts of the kind described in Section 3(f) or the first sentence of 3(e), the Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until the Investor’s receipt of the copies of a notice regarding the resolution or withdrawal of the stop order or suspension as contemplated by Section 3(f) or the supplemented or amended prospectus as contemplated by the first sentence of 3(e). Notwithstanding anything to the contrary, the Company shall cause its transfer agent to promptly deliver Ordinary Shares without any restrictive legend in accordance with the terms of the Purchase Agreement in connection with any sale of Registrable Securities with respect to which an Investor has entered into a contract for sale prior to the Investor’s receipt of a notice from the Company to the Investor of the happening of any event of the kind described in Section 3(f) or the first sentence of Section 3(e) and for which the Investor has not yet settled.

5.    EXPENSES OF REGISTRATION.

All reasonable expenses of the Company, other than sales or brokerage commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company, shall be paid by the Company.

6.    INDEMNIFICATION.

a.    To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend the Investor, each Person, if any, who controls the Investor, the members, directors, officers, partners, employees, agents, managers, and representatives of the Investor and each Person, if any, who controls the Investor within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement (with the consent of the Company, such consent not to be unreasonably withheld) or reasonable expenses, joint or several, (collectively, “Claims”) reasonably incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in the Registration Statement, any New Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to the Registration Statement or any New Registration Statement or (iv) any material violation by the Company of this Agreement (the matters in the foregoing clauses (i) through (iv) being, collectively, “Violations”). The Company shall reimburse each Indemnified Person promptly as such expenses are incurred and are due and payable, for any reasonable and documented legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information about the Investor furnished in writing to the Company by such Indemnified Person expressly for use in connection with the preparation of the Registration Statement, any New Registration Statement or any such amendment thereof or supplement thereto or prospectus contained therein, if such Registration Statement, New Registration Statement or amendment thereof or supplement thereto or prospectus was timely made available by the Company pursuant to Section 3(c) or Section 3(e); (ii) with respect to any superseded prospectus, shall not inure to the benefit of any Indemnified Person from whom the Indemnified Person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such Indemnified Person) if the untrue statement or omission of material fact contained in the superseded prospectus was corrected in the revised prospectus, as then amended or supplemented, if such revised prospectus was timely made available by the Company pursuant to Section 3(c) or Section 3(e), and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a violation and such Indemnified Person, notwithstanding such advice, used it; (iii) shall not be available to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the prospectus made available by the Company, if such prospectus was timely made available by the Company pursuant to Section 3(c) or Section 3(e); and (iv) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld, delayed or conditioned. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the rights and obligations hereunder pursuant to Section 9.

b.    In connection with the Registration Statement or any New Registration Statement or prospectus, the Investor agrees to indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement or any New Registration Statement, each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (collectively and together with an Indemnified Person, an “Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information about the Investor set forth on Exhibit B attached hereto and furnished to the Company by the Investor expressly for use in connection with such Registration Statement (as such information about the Investor may be updated and furnished to the Company by the Investor expressly for use in connection with any New Registration Statement or prospectus) or from the failure of the Investor to deliver or to cause to be delivered the prospectus made available by the Company, if such prospectus was timely made available by the Company pursuant to Section 3(c) or Section 3(e); and, subject to Section 6(d), the Investor will reimburse any legal or other expenses reasonably incurred by any Indemnified Party in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Investor, which consent shall not be unreasonably withheld, delayed or conditioned; provided, further, however, that the Investor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to the Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investor pursuant to Section 9.

c.    Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the reasonable fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

d.    The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred. Any Person receiving a payment pursuant to this Section 6 that is later determined not to be entitled to such payment shall return such payment to the person making it.

e.    The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to applicable law.

7.    CONTRIBUTION.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

8.    REPORTS AND DISCLOSURE UNDER THE SECURITIES ACT.

With a view to making available to the Investor the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Investor to sell securities of the Company to the public without registration (“Rule 144”), the Company agrees, at the Company’s sole expense, so long as the Investor owns Registrable Securities, to:

a.    make and keep public information available, as those terms are understood and defined in Rule 144;

b.    file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144;

c.    furnish to the Investor so long as the Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting and or disclosure provisions of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Investor to sell such securities pursuant to Rule 144 without registration; and

        d.    take such additional action as is reasonably requested by the Investor to enable the Investor to sell the Registrable Securities pursuant to Rule 144, including, without limitation, delivering all such legal opinions, consents, certificates, resolutions and instructions to the Company’s Transfer Agent as may be reasonably requested from time to time by the Investor and otherwise fully cooperate with Investor and Investor’s broker to effect such sale of securities pursuant to Rule 144.

        The Company agrees that damages may be an inadequate remedy for any breach of the terms and provisions of this Section 8 and that Investor shall, whether or not it is pursuing any remedies at law, be entitled to seek equitable relief in the form of a preliminary or permanent injunction, without having to post any bond or other security, upon any breach or threatened breach of any such terms or provisions.

9.ASSIGNMENT OF REGISTRATION RIGHTS.

The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor; provided, however, that any transaction, whether by merger, reorganization, restructuring, consolidation, financing or otherwise, whereby the Company remains the surviving entity immediately after such transaction shall not be deemed an assignment. The Investor may not assign its rights under this Agreement without the prior written consent of the Company, other than to an affiliate of the Investor controlled by Jonathan Cope or Josh Scheinfeld, in which case the assignee must agree in writing to be bound by the terms and conditions of this Agreement.

10.    AMENDMENT OF REGISTRATION RIGHTS.

No provision of this Agreement may be amended or waived by the parties from and after the date that is one (1) Business Day immediately preceding the initial filing of the Registration Statement with the SEC. Subject to the immediately preceding sentence, no provision of this Agreement may be (i) amended other than by a written instrument signed by both parties hereto or (ii) waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

11.    MISCELLANEOUS.

a.    A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

b.    Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile or email (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses for such communications shall be:

If to the Company:

Rockley Photonics Holdings Limited
1 Ashley Road, 3rd Floor
Altrincham, Cheshire
United Kingdom, WA14 2DT
Phone: 44 (0) 1865292017
Telephone: 203.304.2499
E-mail: Tom.adams@rockleyphotonics.com
Attention: Tom Adams, General Counsel

With a copy to (which shall not constitute notice or service of process):

Pillsbury Winthrop Shaw Pittman LLP
2550 Hanover Street

Palo Alto, CA 94304-1115
Telephone: 650.233.4754
E-mail: dkaile@pillsburylaw.com
Attention: Davina K. Kaile

If to the Investor:

Lincoln Park Capital Fund, LLC
440 North Wells, Suite 410
Chicago, IL 60654
Telephone:    312.822.9300
Facsimile:    312.822.9301
E-mail:        jscheinfeld@lpcfunds.com or jcope@lpcfunds.com
Attention:    Josh Scheinfeld or Jonathan Cope

With a copy to (which shall not constitute notice or service of process):

K&L Gates, LLP
200 S. Biscayne Blvd., Ste. 3900
Miami, Florida 33131
Telephone:    305.539.3306
Facsimile:     305.358.7095
E-mail: clayton.parker@klgates.com
Attention:    Clayton E. Parker, Esq.
or at such other address, email address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party at least three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or email account containing the time, date, recipient facsimile number or email address, as applicable, or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile, email or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

c.    The corporate laws of the Cayman Islands shall govern all issues concerning the relative rights of the Company and its shareholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of and the venue in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in the City and County of New York with competent jurisdiction, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

d.    This Agreement, the Purchase Agreement, and the other Transaction Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings among the parties hereto, other than those set forth or referred to herein and therein. This Agreement, the Purchase Agreement, and the other Transaction Documents supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

e.    Subject to the requirements of Section 9, this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto.

f.    The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

g.    This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission or by e-mail in a “.pdf” format data file of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

h.    Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

i.    The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

j.    This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

12.     TERMINATION.
The obligations of the Company contained in Sections 2, 3, 5 and 8 of this Agreement shall terminate in their entirety upon the earlier of (i) the date on which the Investor shall have sold all the Securities and no Available Amount remains under the Purchase Agreement and (ii) 180 days following the earlier of (A) the Maturity Date and (B) the date of termination of the Purchase Agreement; provided that as long as any Securities remain unsold by the Investor, the Company must make available “current public information” pursuant to Rule 144 promulgated under the Securities Act until the Investor may sell the Securities thereunder without any restrictions (including any restrictions under Rule 144(c) or Rule 144(i)).

    * * * * * *

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of day and year first above written.

THE COMPANY:

ROCKLEY PHOTONICS HOLDINGS LIMITED

By: _/s/ Andrew Rickman_
Name: Andrew Rickman
Title: Chief Executive Officer

INVESTOR:

LINCOLN PARK CAPITAL FUND, LLC
BY: LINCOLN PARK CAPITAL, LLC
BY: ALEX NOAH INVESTORS, INC

By:_/s/ Jonathan Lope______
Name: Jonathan Lope
Title: Preseident

EXHIBIT A

FORM OF
TRANSFER AGENT INSTRUCTIONS

[     ], 2021

VIA EMAIL TO: optionsteam@computershare.com
Donna.Bent@computershare.com

Computershare Trust Company, N.A.
150 Royall Street
Canton, MA 02021
Telephone: +1 (201) 222-4316

Attention: Donna Bent
Re:    ROCKLEY PHOTONICS HOLDINGS LIMITED

Ladies and Gentlemen:

Reference is made to that certain Purchase Agreement (the “Purchase Agreement”), dated as of November [__], 2021, by and between ROCKLEY PHOTONICS HOLDINGS LIMITED, a Cayman Islands exempted company (the “Company”), and LINCOLN PARK CAPITAL FUND, LLC (the “Investor”), pursuant to which the Company may sell to the Investor up to Fifty Million Dollars ($50,000,000) of the Company’s ordinary shares, nominal value $.000004026575398 per share (the “Ordinary Shares”). In connection with the transactions contemplated by the Purchase Agreement, the Company has filed a registration statement on Form S-1 (File no. 333-[     ]) (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) to register for resale under the Securities Act of 1933, as amended, the following Ordinary Shares:

(1)Up to 7,716,048 Ordinary Shares to be issued upon purchase from the Company by the Investor from time to time (the “Purchase Shares”).

(2)69,512 Ordinary Shares which have been issued to the Investor as a commitment fee (the “Commitment Shares”).

We have delivered to you herewith a true and correct copy of resolutions adopted by the Company’s Board of Directors authorizing the issuances of Ordinary Shares described herein. No further consent or authorization is required by the Company, its Board of Directors, or its stockholders in connection with the transactions contemplated by the Purchase Agreement, except as otherwise expressly set forth herein.

Promptly after the SEC declares effective the Registration Statement, the Company’s counsel shall deliver to you a notice that the Registration Statement has been declared effective by the SEC in the form of Exhibit I attached hereto (the “Notice of Effectiveness”). Provided that the Company’s counsel has delivered to you the Notice of Effectiveness set forth in Exhibit I attached hereto, this letter shall serve as the Company’s irrevocable authorization and direction to (provided, that Computershare Trust Company, N.A. (“Computershare” or “you”) is the transfer agent of the Company at such time):

(1)subject to compliance with, as applicable, Computershare’s issuance, transfer, and restricted stock processing requirements, including, but not limited to, documents being submitted in good order, remove any restricted stock transfer legend on the Commitment Shares and, upon surrender to you of an instruction letter on letterhead of the Company and signed by a duly authorized officer of the Company, credit via the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, 69,512 Ordinary Shares as Commitment Shares to the Investor’s balance account with DTC through its Deposit Withdrawal At Custodian (“DWAC”);

The information that shall be used for the transfer of such shares is as follows:

Broker Name: Tradestation Securities, LLC
Broker DTC Participant Code: 271
Account Number: 192-10467
Account Name: Lincoln Park Capital Fund, LLC; and

(2)subject to compliance with, as applicable, Computershare’s issuance, transfer, and restricted stock processing requirements, including, but not limited to, documents being submitted in good order, issue Purchase Shares without any restricted stock transfer legend, to the Investor from time to time upon surrender to you of an instruction letter on letterhead of the Company and signed by a duly authorized officer of the Company, which the Company shall provide to you upon its receipt of a properly completed and duly executed purchase confirmation, in the form attached hereto as Exhibit II (“Purchase Confirmation”).

Specifically, upon receipt by the Company of a copy of a Purchase Confirmation, the Company shall as soon as practicable, but in no event later than one (1) Business Day (as defined below) after its receipt of such Purchase Confirmation, send, via e-mail, a copy of such Purchase Confirmation to you, along with an instruction letter on letterhead of the Company and signed by a duly authorized agent of the Company, which shall constitute an irrevocable instruction to you to process such Purchase Confirmation in accordance with the terms of these instructions and such Purchase Confirmation. Upon your receipt of such instruction letter and such Purchase Confirmation, you shall use your reasonable best efforts to, within one (1) Business Day following the date of your receipt thereof, credit, via DTC’s Fast Automated Securities Transfer Program, upon the written request of the Investor, such aggregate number of Ordinary Shares to which the Investor shall be entitled, to the Investor’s balance account with DTC through its DWAC system for the number of Ordinary Shares to which the Investor shall be entitled as set forth in the applicable Purchase Confirmation, provided, that the Investor causes its bank or broker to initiate the applicable DWAC transaction. For the avoidance of doubt, “Business Day” shall mean any day on which the Company’s principal trading market is open for customary trading.

Provided that the Company’s counsel has delivered to you the Notice of Effectiveness set forth in Exhibit I attached hereto, the Company hereby confirms to you and the Investor that the Purchase Shares and the Commitment Shares shall not bear any legend restricting transfer of the Purchase Shares and the Commitment Shares thereby and should not be subject to any stop-transfer restrictions and shall otherwise be freely transferable on the books and records of the Company; provided, however, that if for any reason the Company is required to issue Purchase Shares and/or Commitment Shares, as applicable, which have not been registered under the Securities Act of 1933, as amended, then such Purchase Shares and/or Commitment Shares shall bear the following legend and no other legend whatsoever:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, UNLESS SOLD PURSUANT TO: (1) RULE 144 UNDER THE

SECURITIES ACT OF 1933, AS AMENDED, OR (2) AN OPINION OF HOLDER’S COUNSEL, IN A CUSTOMARY FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.
The Company hereby confirms to you and the Investor that no instructions other than as contemplated herein will be given to you by the Company with respect to the Purchase Shares and the Commitment Shares.

The Company issues this instruction in accordance with, and this instruction and your performance hereunder are subject to, the terms of the Transfer Agency and Service Agreement currently in effect between you and the Company. Please be advised that the Investor is relying upon this letter as an inducement to purchase the Ordinary Shares under the Purchase Agreement.

*    *    *    *    *

Very truly yours,

ROCKLEY PHOTONICS HOLDINGS LIMITED

By: __________________
Name: Andrew Rickman
Title: Chief Executive Officer

ACKNOWLEDGED AND AGREED:

COMPUTERSHARE TRUST COMPANY, N.A.

By:
Name:
Title:

INVESTOR:

LINCOLN PARK CAPITAL FUND, LLC
BY: LINCOLN PARK CAPITAL, LLC
BY:

By:__________________
Name:
Title:

EXHIBIT I

FORM OF
NOTICE OF EFFECTIVENESS
OF REGISTRATION STATEMENT

[     ], 2021

VIA EMAIL TO: donna.bent@computershare.com

Computershare Trust Company, N.A.
150 Royall Street
Canton, MA 02021
Telephone: 201.222.4316

Attention: Donna Bent

Re:    ROCKLEY PHOTONICS HOLDINGS LIMITED

Ladies and Gentlemen:

We are counsel to ROCKLEY PHOTONICS HOLDINGS LIMITED, a Cayman Islands exempted company (the “Company”), and have represented the Company in connection with that certain Purchase Agreement (the “Purchase Agreement”), dated as of November 15, 2021, by and between the Company and LINCOLN PARK CAPITAL FUND, LLC (the “Investor”), pursuant to which the Company may sell to the Investor up to Fifty Million Dollars ($50,000,000) of the Company’s ordinary shares, nominal value $0.000004026575398 per share (the “Ordinary Shares”). Pursuant to the Purchase Agreement, the Company also has entered into a Registration Rights Agreement, dated as of November 15, 2021, with the Investor (the “Registration Rights Agreement”) pursuant to which the Company agreed, among other things, to register with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) the Ordinary Shares described below.

On [     ], 2021, the Company filed a Registration Statement (File No. 333-[     ]) (the “Registration Statement”) with the SEC to register for resale the following securities:

(1)Up to 7,716,048 Ordinary Shares to be issued upon purchase from the Company by the Investor from time to time (the “Purchase Shares”).

(2)69,512 Ordinary Shares which have been issued to the Investor as a commitment fee (the “Commitment Shares”).

In connection with the foregoing, we advise you that a member of the SEC’s staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the Securities Act at [ ] [A.M./P.M.] on [     ], 2021 and we have no knowledge, based solely on our review of the Commission’s “Stop Orders” web page (https://sec.gov/litigation/stoporders.shtml), that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Purchase Shares and the Commitment Shares are available for resale under the Securities Act pursuant to the Registration Statement and may be issued without any restrictive legend.
                            Very truly yours,
                            Pillsbury Winthrop Shaw Pittman LLP

By:

CC: Lincoln Park Capital Fund, LLC

EXHIBIT II
FORM OF PURCHASE CONFIRMATION

Reference is made to the Purchase Agreement (the “Purchase Agreement”) between ROCKLEY PHOTONICS HOLDINGS LIMITED (the “Company”) and LINCOLN PARK CAPITAL FUND, LLC (“LPC”) dated November 15, 2021. In accordance with and pursuant to the Purchase Agreement, LPC hereby purchases ordinary shares, nominal value $0.000004026575398 per share (the “Ordinary Shares”), of the Company for the Purchase Amount indicated below as of the date specified below.

Regular, Accelerated or Additional Accelerated Purchase Purchase Date:
Purchase Amount:	$
Price:     Low Sale Price on date hereof
      Average of the lowest 3 Closing Sale Prices for the previous 10 Trading Days

Accelerated Purchase Price
_ 97% of Applicable VWAP
      Closing Sale Price Additional Accelerated Purchase Price
_ 97% of Applicable VWAP

      Closing Sale Price

$
Purchase Amount (No. Shares):
TOTAL SHARES TO BE ISSUED:
After this purchase:
Aggregate Purchase Shares purchased to date:
Remaining Registered Purchase Shares:
Aggregate Purchase Amount for all purchases to date:	$
Remaining Available Amount:	$

The above referenced shares shall not bear any legend restricting transfer and should be immediately sent to LPC via:
_ DWAC (Broker DTC Participant Code:     , LPC’s Account Number     )
~~Physical delivery of Certificate via overnight delivery~~

Issue to:    Lincoln Park Capital Fund, LLC 440 North Wells, Suite 410
Chicago, IL 60654
Attention: Josh Scheinfeld/Jonathan Cope

Lincoln Park Capital Fund, LLC

Authorized Signature:              Name:

Confirmation of Purchase by Company:

The undersigned, on behalf of the Company, hereby confirms the information set forth herein and hereby authorizes the issuance of Ordinary Shares to LPC in accordance with the information set forth above and further confirms:

(i)As of the date hereof, (a) the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (b) the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (c) no event has occurred as a result of which it is necessary to amend or supplement the Registration Statement or the Prospectus in order to make the statements therein not untrue or misleading for clauses (a) and (b) above, respectively, to be true and correct.

(ii)The effectiveness of the Registration Statement has not lapsed, and the Registration Statement and the Prospectus are current and available to LPC for the resale of any or all of the Purchase Shares and Commitment Shares to be issued to LPC under the Purchase Agreement.

(iii)The Company confirms that neither it nor any other person acting on its behalf has provided LPC or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information.

ROCKLEY PHOTONICS HOLDINGS LIMITED

Authorized Signature:      Name:     Title:     Phone #:

EXHIBIT B

Information About The Investor Furnished To The Company By The Investor
Expressly For Use In Connection With The Registration Statement

Information With Respect to Lincoln Park Capital

    “As of the date of the Purchase Agreement, Lincoln Park Capital Fund, LLC, beneficially owned zero (0) Ordinary Shares of Rockley Photonics Holdings Limited. Josh Scheinfeld and Jonathan Cope, the Managing Members of Lincoln Park Capital, LLC, the manager of Lincoln Park Capital Fund, LLC, are deemed to be beneficial owners of all of the Ordinary Shares owned by Lincoln Park Capital Fund, LLC. Messrs. Cope and Scheinfeld have shared voting and investment power over the shares being offered under the prospectus filed with the SEC in connection with the transactions contemplated under the Purchase Agreement. Lincoln Park Capital, LLC is not a licensed broker dealer or an affiliate of a licensed broker dealer.”